File Nos. 333-38337-01, 333-38337-06
                                        333-38337-05, 333-38337-02, 333-38337-04
                                        Filed pursuant to Rule 424(b)(3)

                             Prospectus Supplement
                      (to Prospectus dated April 14, 1998)
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): September 9, 1998

                       AMERISERVE FOOD DISTRIBUTION, INC.*
               (Exact Name of Registrant as Specified in Charter)

         Delaware                  000-19367                 75-2296149
     (State or Other       (Commission File Number)        (IRS Employer
     Jurisdiction of                                    Identification No.)
      Incorporation)

                              15305 Dallas Parkway
                             Addison, TX 75001-9016
                    (Address of Principal Executive Offices)

                                 (972) 364-2000
              (Registrant's telephone number, including area code)

                              14841 Dallas Parkway
                            Dallas, Texas 75240-2100
                 (Former Address of Principal Executive Offices)

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

                        * Table of Additional Registrants

                                          STATE OR                  PRIMARY
                                            OTHER                   STANDARD                  I.R.S.
                                        JURISDICTION                INDUSTRY                 EMPLOYER
NAME, ADDRESS AND TELEPHONE NUMBER           OF                  CLASSIFICATION           IDENTIFICATION
                                        INCORPORATION                NUMBER                   NUMBER
                                             OR
                                        ORGANIZATION

AmeriServe Transportation, Inc............Nebraska                    5142                  91-1824117

Chicago Consolidated Corporation..........Illinois                    5142                  36-2691925

Delta Transportation, Ltd.................Wisconsin                   5142                  39-1411171

Northland Transportation Services, Inc....Nebraska                    5142                  39-1807312


 ------------------------------------------------------------------------------

          The date of this Prospectus Supplement is September 17, 1998.

ITEM 5. OTHER EVENTS.

            On September 9, 1998 AmeriServe Food Distribution, Inc. ("AmeriServe"), announced that it had entered into a two and a half-year extension through 2005 to its exclusive food and supplies distribution contract with Tricon Global Restaurants, Inc. ("Tricon").

            A copy of the press release announcing the extension is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                                 * * * * * *

            This current report contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and
Section 27A of the Securities Act of 1933. Actual results could differ materially from those projected in such forward-looking statements and the anticipated benefits of the above-referenced transaction may not be fully realized. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the date hereof. NEHC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence or nonoccurrence of anticipated events. Certain factors that could cause results to differ materially from projected results or cause AmeriServe to fail to realize the anticipated benefits of the above-referenced transaction include changes in market conditions in the markets served by Tricon's restaurants or other changes in the business prospects of such restaurants. In addition, certain other factors that could cause actual results to differ materially from projected results can be found in the section captioned "Risk Factors" in NEHC's Registration Statement on Form S-4, filed with the Securities and Exchange Commission on May 1, 1998, which section is incorporated herein by reference.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

 (c)   Exhibits.

      99.1 Press Release, dated as of September 9, 1998.


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

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMERISERVE FOOD DISTRIBUTION, INC.



                                    By:     /s/ Kevin J. Rogan
                                       Name:    Kevin J. Rogan
                                       Title:   Vice President and Secretary









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

                                INDEX TO EXHIBITS

    Exhibit                              Description
    Number                               -----------
    ------

       99.1        Press Release, dated as of September 9, 1998.












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